Exhibit 99.1
APPGATE APPOINTS LEO TADDEO AS NEW CHIEF EXECUTIVE OFFICER AND PRESIDENT

MIAMI (January 9, 2023) – Appgate (OTC: APGT), the secure access company, today announced that its board of directors has appointed Leo Taddeo as the company’s new Chief Executive Officer and President, effective January 4, 2023. With 25 years of executive federal and commercial experience, Taddeo had been serving as Appgate’s Chief Information Security Officer (CISO) and head of its Federal and Threat Advisory divisions.

Prior to joining Appgate, Taddeo was the CISO and President of Cyxtera Federal Group. He was the former Special Agent in Charge of the Special Operations/Cyber Division of the FBI's New York Office. In this role, he directed over 400 special agents and professional support personnel conducting cyber investigations, surveillance operations, information technology support and crisis management.

“I’m proud to continue to work with an amazing global team that has built a world-class portfolio comprising our Zero Trust platform powered by an industry-leading Zero Trust Network Access solution, Appgate SDP, plus a suite of risk-based authentication, digital threat protection and threat advisory solutions and services,” said Taddeo. “As federal agencies and commercial enterprises turn to Zero Trust technologies to face unprecedented cybersecurity challenges, I believe Appgate is in a strong position to enable and accelerate that important transition.”

Taddeo received a B.S. in Applied Physics in 1987 from Rensselaer Polytechnic Institute. He then served as a tank officer in the U.S. Marine Corps. Following this service, Taddeo earned a J.D. from St. John’s University. Taddeo is also a graduate of the CISO Executive Program at Carnegie Mellon University.

“Leo’s extensive, specialized cybersecurity industry experience makes him uniquely qualified to steer visionary growth strategies that will continue to drive Appgate’s recognized market leadership in Zero Trust access, fraud prevention and threat advisory services,” said Manny Medina, Executive Chairman of Appgate. “On a personal note, I’ve worked with Leo for many years and am confident in his ability to lead Appgate into its next chapter of success.”

About Appgate
Appgate is the secure access company. We empower how people work and connect by providing solutions purpose-built on Zero Trust security principles. This people-defined security approach enables fast, simple and secure connections from any device and location to workloads across any IT infrastructure in cloud, on-premises and hybrid environments. Appgate helps organizations and government agencies worldwide start where they are, accelerate their Zero Trust journey and plan for their future. Learn more at appgate.com.

Source: Appgate, Inc.

Cautionary Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and can be identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “seek,” “predict,” “potential,” “intend,” “plan,” “believe,” the negatives of such terms and other words of similar meaning. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding Appgate and its industry relating to matters such as anticipated future performance and business prospects.

The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Appgate has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by Appgate. While Appgate considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Appgate’s control. These risks and uncertainties include, but are not limited to: Appgate’s future financial performance, including Appgate’s expectations regarding its annual recurring revenue and other key business metrics, total revenue, cost of revenue, gross profit or gross margin, operating expenses, including changes in operating expenses and our ability to achieve and maintain future profitability; Appgate's ability to continue as a going concern absent access to sources of liquidity; the effects of increased competition in Appgate’s markets and Appgate’s ability to compete effectively; growth in the total addressable market for Appgate’s products and services; market acceptance of Zero Trust solutions and technology generally; market acceptance of Appgate’s products and services and Appgate’s ability to increase adoption of its products; Appgate’s ability to maintain the security and availability of its products; Appgate’s ability to develop new products, or enhancements to existing products, and bring them to market in a timely manner; Appgate’s ability to maintain and expand its customer base, including by attracting new customers; the potential impact on Appgate’s business of the ongoing COVID-19 pandemic; Appgate’s ability to maintain, protect and enhance its intellectual property rights; Appgate’s ability to comply with laws and regulations that currently apply or become applicable to its business both in the United States and internationally; Appgate’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; SIS Holdings’ significant influence over Appgate’s business and affairs; the future trading prices and liquidity of Appgate’s common stock; Appgate’s indebtedness, which may increase risk to Appgate’s business; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in Appgate’s Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2022, as updated by any subsequent filings which Appgate makes with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Appgate will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Press contact:
Allison Ellis
Director, Public Relations
allison.ellis@appgate.com